Exhibit 10.124

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of February     , 2010, by and between Senetek plc, a corporation organized under the laws of England (the “Company”), and DMRJ Group, LLC (the “Investor”).

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company (a) a convertible note, in the aggregate principal amount of $3,000,000 (the “Note”), substantially in the form annexed hereto as Exhibit A, and (b) a five-year warrant (the “Warrant”) to purchase up to 1,800,000 Ordinary Shares (as defined below), at an exercise price of $1.75 per share, substantially in the form annexed hereto as Exhibit B.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“ADRs” means American depositary receipts representing the Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Affiliate Transaction” means any transaction or agreement which would require disclosure by the Company pursuant to Item 404 of Regulation S-K of the Exchange Act.

“Agreed Allocation” has the meaning set forth in Section 2.6 hereof.

“Agreement” has the meaning set forth in the Preamble hereto.

“Balance Sheet” has the meaning set forth in Section 3.8 hereof.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CCMI” has the meaning set forth in Section 3.2 hereof.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble hereto.

“Company’s 10-K” means the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, as filed with the Commission on March 31, 2009.

“Company Intellectual Property Rights” has the meaning set forth in Section 3.15 hereof.

“Constituent Documents” means, with respect to any particular entity, such entity’s certificate or articles of incorporation, organization or formation, memorandum and articles of association, bylaws, operating agreement, partnership agreement or other organizational or charter documents.

“Consulting Agreements” means the Consulting Agreement between the Company and Frank J. Massino, providing for retention of Mr. Massino’s services for three years for an aggregate, up front payment of $360,000, in the form attached hereto as Exhibit C.

“Contract” has the meaning set forth in Section 3.24 hereof.

“Disclosure Schedule” means the Disclosure Schedule attached to the Agreement, dated as of the date hereof, delivered by the Company to the Investor.

“Effective Date” means the Closing Date unless, on the Closing Date, the Purchase Price is deposited into escrow pursuant to the Escrow Agreement, in which case “Effective Date” means the date as of which the Skin Care Business is sold and the Purchase Price is released from escrow and delivered to the Company.

“Enforceability Exceptions” has the meaning set forth in Section 3.3 hereof.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means the Escrow Agreement between the Company, the Investor and the Escrow Agent, in the form annexed hereto as Exhibit D.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDIC Act” means the U.S. Food, Drug and Cosmetic Act, as amended.

“Flow of Funds” has the meaning set forth in Section 2.3(a) hereof.

“GAAP” has the meaning set forth in Section 3.8 hereof.

“Indebtedness” of a Person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such Person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations incurred by such Person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such Person or another Person) of any business, real property or other assets, (c) all reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (d) all capital lease obligations of such Person, (e) all net obligations of such Person under interest rate swap, currency exchange or similar agreements of such Person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such Person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such Person of indebtedness described in clauses (a) though (f) of another Person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) though (g).

“Intellectual Property” means (a) patents, inventions, improvements, know-how, show-how, designs, trade secrets, copyrights, works of authorship, moral rights, mask works, rights in databases, trademarks, trade names, service marks, fictitious and assumed business names, Internet domain names, manufacturing processes, software (including object code, source code, data, databases and documentation), formulae, trade secrets, specifications and other confidential information, technology and all other intellectual property and industrial property and rights therein, (b) registration and applications for registration of any of the foregoing, (c) goodwill related to any of the foregoing, and (d) tangible embodiments of any of the foregoing.

“Investor Party” shall have the meaning set forth in Section 5.5 hereof.

“Knowledge” means with respect to a party’s awareness of the presence or absence of a fact, event or condition actual knowledge, after due inquiry.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restriction of any kind.

“Losses” shall have the meaning set forth in Section 5.5 hereof.

“Market Price” means the closing price of the ADRs or Ordinary Shares on the Effective Date, as reported on the principal Trading Market on which the ADRs or Ordinary Shares are listed or quoted.

“Material Adverse Effect” means, (a) an adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company or any Subsidiary, or (c) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Material Permits” shall have the meaning set forth in Section 3.13 hereof.

“New York Courts” shall have the meaning set forth in Section 7.8 hereof.

“New York Courts” shall have the meaning set forth in Section 7.8 hereof.

“Ordinary Shares” means the Company’s ordinary shares, par value $0.65 (40 pence) per share.

“OTCBB” means the Over-The-Counter Bulletin Board.

“Permitted Liens” means (a) statutory Liens for taxes, assessments and other governmental charges which are not yet due and payable or are due but not delinquent or are being contested in good faith by appropriate proceedings, (b) statutory or common law Liens to secure sums not yet due to landlords, sublandlords, licensors or sublicensors under leases or rental agreements, (c) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (d) statutory or common law Liens in favor of carriers, warehousemen, mechanics, workmen, repairmen and materialmen to secure claims for labor, materials or supplies and incurred in the ordinary course of business for sums not yet due, (e) restrictions on transfer of securities imposed by applicable state and federal securities laws, (f) vendor’s liens to secure payment, (g) purchase money security interests in assets acquired by the Company after the date of this Agreement, and (h) Liens otherwise approved by the Investor.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Miller Tabak + Co., LLC.

“Placement Agent Fee” means the $125,000 fee payable to the Placement Agent upon the Closing pursuant to the letter agreement, dated as of October 21, 2009, by and between the Company and the Placement Agent, as amended.

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened before any Regulatory Authority.

“Purchase Price” has the meaning set forth in Section 2.4(b) hereof.

“Purchased Securities” has the meaning set forth in Section 2.1 hereof.

“PTO” has the meaning set forth in Section 3.15 hereof.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of Registrable Securities.

“Registration Rights Agreement” means the Registration Rights Agreement, between the Company and the Investor, in form and substance to be mutually agreed upon by the Company and the Investor.

“Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Regulatory Authority” means any court, arbitrator, governmental or administrative agency, commission, board, bureau, instrumentality or regulatory authority (whether federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.25 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Collateral Pledge and Security Agreement between the Company and the Investor, in the form annexed as Exhibit E.

“Senetek Denmark” has the meaning set forth in Section 3.2 hereof.

“Skin Care Business” means the operating business of the Company and/or any Subsidiary using or consisting of the Company’s and/or a Subsidiary’s right, title and interest in the assets set forth on Exhibit F and the liabilities relating thereto, excluding all of the Company’s and the Subsidiaries’ right, title and interest in and to (a) Kinetin (N6-furfurylandenine), including, without limitation, all formulations, product inventory (including finished products, raw materials and packaging components), sales material, testing data, patents and patent applications relating thereto, (b) Zeatin, including, without limitation, all formulations, product inventory (including finished products, raw materials and packaging components), sales material, testing data, patents and patent applications relating thereto, and (c) the master license agreement and any other contract, instrument, agreement or arrangement between the Company and/or one or more Subsidiaries with Valeant Pharmaceuticals Inc.

“SSDT” has the meaning set forth in Section 3.2 hereof.

“Subsidiary” and “Subsidiaries” have the meanings set forth in Section 3.2 hereof.

“Super Majority of the Board” means a majority in number of the directors then serving plus one.

“Termination Payments” means the payments payable upon the closing of the transactions contemplated by this Agreement to William O’Kelly and Frank Massino as contemplated by Sections 2.3(b)(ix) and (xi).

“Third Party Intellectual Property Rights” has the meaning set forth in Section 3.15(d).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities, the Boston Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, NASDAQ Capital Market or the Over-The-Counter Bulletin Board on which the ADRs or Ordinary Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Note, the Warrant, the Consulting Agreements, the Security Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Securities” has the meaning set forth in Section 2.7 hereof.

“Warrant” has the meaning set forth in the recitals hereto.

ARTICLE II.

AUTHORIZATION; PURCHASE AND SALE

2.1 Authorization. The Company has duly authorized the sale, issuance and delivery, pursuant to the terms of this Agreement, of the Note and the Warrant (together, the “Purchased Securities”).

2.2 Closing. The closing (the “Closing”) of the purchase and sale of the Purchased Securities under this Agreement shall take place, in escrow, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., 666 Third Avenue, New York, New York 10017 (or remotely via the exchange of documents and signatures) on the date of this Agreement or upon such other date as may be mutually agreeable to the Company and the Investor. The date on which the Closing actually occurs shall be referred to as the “Closing Date.”

2.3 Flow of Funds. Attached as Exhibit G is a statement, jointly prepared by the Company and the Investor, setting forth an estimate of the various payments to be made at the Effective Date, including the names of the various payees and, to the extent known, the manner in which payments will be made. On or prior to the Effective Date, the Company and the Investor will jointly prepare a statement setting forth the various payments to be made at the Effective Date, including the names of the various payees and the manner in which payments will be made (the “Flow of Funds”), which Flow of Funds (i) will include, among other things, (A) payment of the cash portion of the Placement Agent Fee, (B) payment of $1,800,000 to the acquirer of the Skin Care Business, and (D) payment of the legal fees and disbursements referenced in Section 7.1, and (ii) will be delivered by the Company and the Investor, jointly, to the Escrow Agent pursuant to the Escrow Agreement.

2.4 Closing Deliverables.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i) the Escrow Agreement, duly executed by the Company and the escrow agent party thereto; and

(ii) a resignation letter, duly executed by Frank Massino, resigning from the Company’s Board of Directors as of the Closing Date;

(iii) a resignation letter, duly executed by William O’Kelly, resigning from the office of corporate Secretary; and

(iv) resolutions of the Company’s Board of Directors, certified by the Company’s corporate Secretary, (i) increasing the size of the Company’s Board of Directors to six, (ii) approving the appointment of John Ryan, Howard Crosby and Wes Holland as members of the Company’s Board of Directors, and (iii) appointing Anthony Williams as the Company’s Secretary, in each case, effective as of the Closing Date.

(b) At the Closing, the Investor shall deliver or cause to be delivered:

(i) $3,000,000 (the “Purchase Price”), by wire transfer of immediately available funds to an escrow account designated in writing by the Escrow Agent;

(ii) the Escrow Agreement, duly executed by the Investor; and

(iii) resignation letters, duly executed by each of John Ryan, Howard Crosby and Wes Holland, resigning from the Company’s Board of Directors in the event that this Agreement is terminated pursuant to Section 6.1, which resignation letters will be held in escrow by the Escrow Agent pursuant to the Escrow Agreement.

2.5 Effective Date Deliverables. As of the Effective Date, the Company and the Investor will deliver to the Escrow Agent a joint instruction letter, instructing the Escrow Agent to release from escrow and disburse the funds held therein in accordance with the Flow of Funds. Also as of the Effective Date and as a condition thereof, the Company shall deliver or cause to be delivered to the Investor the following:

(a) the Note, registered in the name of the Investor;

(b) the Warrant, registered in the name of the Investor;

(c) the legal opinion of DLA Piper LLP, legal counsel to the Company, in form and substance reasonably acceptable to the Investor;

(d) a resignation letter, duly executed by Rodger Bogardus, resigning from the Company’s Board of Directors as of the Effective Date;

(e) the Security Agreement, duly executed by the Company;

(f) the Registration Rights Agreement, duly executed by the Company;

(g) resolutions of the Company’s Board of Directors, certified by the Company’s corporate Secretary, (i) decreasing the size of the Company’s Board of Directors to five, (ii) electing John Ryan as the Company’s Chief Executive Officer and Chairman and Howard Crosby as President, and (iii) terminating Frank Massino, as the Company’s Chief Executive Officer, and (iv) terminating William O’Kelly, as the Company’s Chief Financial Officer, in each case, effective as of the Effective Date;

(h) resolutions of the Company’s Board of Directors, certified by the Company’s corporate Secretary, forming and authorizing a Special Committee of the Board of Directors comprised of Kerry Dukes and Anthony Williams, which Special Committee will be charged with (i) overseeing the Company’s so-called “legacy business,” namely the Company’s businesses, products and/or technology existing as of the Effective Date (specifically excluding the Skin Care Business), and (ii) making recommendations to the Company’s Board of Directors with respect to the same;

(i) resolutions of the Company’s Board of Directors, certified by the Company’s corporate Secretary, adopting a policy, effective as of the Effective Date, concerning any proposed Affiliate Transaction, which policy would require that at least one of the following be obtained in connection with the approval of such proposed Affiliate Transaction: (i) a written opinion of a reputable financial advisory or investment banking firm in the business of rendering such opinions (which firm is unaffiliated with any Affiliate of the Company and is acceptable to a Super Majority of the Board) to the effect that the proposed Affiliate Transaction is fair to the Company’s stockholders from a financial point of view, (ii) approval by a Super Majority of the Board, or (iii) approval by a majority-in-number of those directors who are disinterested in the proposed Affiliate Transaction;

(j) evidence of the acceleration of vesting of all of the options to purchase Ordinary Shares held by the Company’s officers and directors as of December 1, 2009, the extension of said options for a period of five years, and the repricing of the exercise price of said options at the greater of $1.25 per share and the Market Price;

(k) evidence, satisfactory to the Investor, of the full satisfaction and closing of the Company’s line of credit with Silicon Valley Bank and the termination of all related security interests;

(l) evidence, satisfactory to the Investor, of the Company’s cash and cash equivalents of at least $10,000,000 in the aggregate, held in United States located accounts and free and clear of all Liens other than Permitted Liens;

(m) the Consulting Agreements, duly executed by the Company and each of William O’Kelly and Frank Massino;

(n) an asset purchase agreement or similar agreement, together with any ancillary agreements referenced therein, duly executed by the Company and the acquirer of the Skin Care Business, and evidence, satisfactory to the Investor in its sole discretion of the simultaneous closing of the transactions contemplated thereby; and

(o) evidence, satisfactory to the Investor, of the Company’s payment of $107,500 to William O’Kelly (which evidence will be in the form of an executed separation agreement, mutually agreeable to the Company and Mr. O’Kelly) and payment of $1,286,874 to Frank Massino (which evidence will be in the form of the executed Consulting Agreement).

2.6 Taxes and Filings. The Company shall pay all taxes payable with respect to the issuance of the Purchased Securities, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of the Purchased Securities (or any part thereof) in a name other than that of the Investor. The Company shall make all appropriate filings required to be made under applicable laws with respect to the transactions contemplated by this Agreement.

2.7 Allocation of Purchase Price. The Purchase Price will be allocated between the Note and the Warrant in accordance with a schedule to be agreed upon by the Company and the Investor on or prior to the Effective Date (the “Agreed Allocation”). The Company and the Investor each agree to prepare and file all tax returns on a basis consistent with the Agreed Allocation and will not take any position inconsistent therewith.

2.8 Reservation of Shares; Exchange for ADRs. The Company will reserve and keep available for issuance such number of its Ordinary Shares as will be sufficient to permit the conversion in full of the Note and the exercise or conversion in full of the Warrant. The Ordinary Shares issuable upon conversion of the Note and upon exercise or conversion of the Warrant are collectively referred to as the “Underlying Securities.” The Company will take such actions and do all things reasonably necessary or appropriate to assist the Investor in exchanging any Underlying Securities for ADRs.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows:

3.1 Organization and Standing.

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of England and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and the other Transaction Documents and to carry out the transactions contemplated by this Agreement and the other Transaction Documents. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

(b) Each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted. Each Subsidiary is duly qualified to do business as a corporation in every jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

3.2 Subsidiaries. The Company does not, directly or indirectly, own (either beneficially or of record) or control any capital stock or other equity interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise other than Carmé Cosmeceutical Sciences, Inc. (“CCSI”), Senetek Drug Delivery Technologies, Inc. (“SSDT”), Senetek Denmark ApS (“Senetek Denmark” and, together with CCSI, SSDT, each, a “Subsidiary” and collectively, the “Subsidiaries”). The Company directly owns, beneficially and of record, all of the capital stock of each of the Subsidiaries, free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. None of the outstanding shares of capital stock of any Subsidiary held by the Company are subject to repurchase or redemption rights, rights of first refusal or first offer or similar rights.

3.3 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and by each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and its shareholders and no further action is required by the Company in connection therewith. This Agreement and each other Transaction Document has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in this Agreement and the other Transaction Documents may be limited by applicable federal or state securities laws, public policy and other equitable considerations (collectively, “Enforceability Exceptions”).

3.4 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of the Company’s or any Subsidiary’s Constituent Documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, including, without limitation, any contract with the OTCBB, (c) result in the imposition of any Lien upon any assets of the Company or any Subsidiary, (d) result in a violation of any law, rule, statute or regulation to which the Company or any Subsidiary is subject, including federal and state securities laws and regulations and the rules and regulations of the OTCBB, or (e) result in any violation of any order, judgment, injunction, decree or other restriction of any Regulatory Authority to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (b) and (d), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.5 Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Regulatory Authority or other Person in connection with the execution, delivery and performance by Company of this Agreement or any other Transaction Document, other than (a) the filing with the Commission of (i) one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, and (ii) a Notice of Sale of Securities on Form D within 15 days of the Closing Date, (b) filings required by state securities laws, which the Company will promptly, and in any event prior to (iii) the due date prescribed by applicable law, make (at the sole expense of the Company) in order to permit the resale of Registrable Securities to Persons in each State in the U.S.A., (c) those that have been made or obtained prior to the date of this Agreement, and (d) any notices required under the FDIC Act. Based, in part, on the representations made by the Investor in Article IV of this Agreement, the offer and sale of the Purchased Securities to the Investor will be exempt from the registration requirements of Section 5 of the Securities Act.

3.6 Issuance of the Securities. The Purchased Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, free and clear of all Liens. The Underlying Securities, when issued in accordance with the terms of the Purchased Securities, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized Ordinary Shares all of the Ordinary Shares issuable upon conversion of the Note and upon exercise or conversion of the Warrant.

3.7 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 Ordinary Shares, of which 7,645,802 Ordinary Shares are issued and outstanding. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exchangeable for or exercisable into shares of capital stock of the Company), and all Ordinary Shares reserved for issuance under the Company’s various option and incentive plans, is set forth in Section 3.7 of the Disclosure Schedule. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. All options and other securities of the Company are duly authorized, validly issued and have been issued in compliance with all applicable securities laws.

(b) Except as set forth in Section 3.7 of the Disclosure Schedule, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Purchased Securities and except as disclosed in Section 3.7 of the Disclosure Schedule, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock.

(c) Except as set forth in Section 3.7 of the Disclosure Schedule, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company or other agreement and neither the issue and sale of the Purchased Securities nor the exercise or conversion of the Purchased Securities will immediately or with the passage of time, obligate the Company to issue shares of capital stock or other securities to any Person (other than the Investor or other holder of Purchased Securities) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth on page 44 of the Company’s 10-K, under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Ordinary Shares (on a fully-diluted basis), ignoring for such purposes any limitation on the number of shares that may be owned at any one time.

(d) Except for the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(e) There are no obligations, contingent or otherwise, of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its securities. There are no declared or accrued and unpaid dividend, with respect to any of the Company’s or any Subsidiary’s securities.

3.8 Financial Statements, Undisclosed Liabilities. The financial statements of the Company and the Subsidiaries comply in all material respects with applicable accounting requirements, are consistent with the books and records of the Company and the Subsidiaries, as applicable, and, with respect to the Company, the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, or in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company and the Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in Section 3.8 of the Disclosure Schedule, neither the Company nor any Subsidiary has any material obligation or liability other than (a) liabilities set forth on the Company’s consolidated balance sheet as of September 30, 2009, as set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, as filed with the Commission on November 16, 2009 (the “Balance Sheet”), and (b) liabilities and obligations which have arisen since September 30, 2009 in the ordinary course of business, consistent in nature and amount with past practices (none of which results from breach of contract, breach of warranty, tort, infringement, claim or lawsuit). As of the Closing and at the Effective Date, the Company will have paid all liabilities, debts and lease obligations then due and owing other than fees and expenses incurred in connection with the transactions contemplated by this Agreement and the documents referred to herein, which fees and expenses will be paid as provided by the Flow of Funds.

3.9 Material Changes. Except as set forth in Section 3.9 of the Disclosure Schedule, since December 31, 2008, the Company and each of its Subsidiaries has conducted its business in the ordinary course and (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (b) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than trade payable and accrued expenses incurred in the ordinary course of business consistent in nature and amount with past practice, (c) neither the Company nor any Subsidiary has altered its method of accounting or the identity of its auditors, (d) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information.

3.10 Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule or the Company’s 10-K, there are no Proceedings pending, or to the Knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective properties, assets, officers, directors or employees, or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity (including, without limitation, any Proceeding with respect to the transactions contemplated hereby); and, to the Company’s Knowledge there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any Regulatory Authority. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any Proceeding by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

3.11 Employment Matters. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary. None of the Company, any Subsidiary or, to the Company’s Knowledge, any of their respective employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company or any Subsidiary. Except as set forth in Section 3.11 of the Disclosure Schedule or on page 12 of the Company’s Proxy Notice under the heading “Executive Compensation” neither the Company nor any Subsidiary has employment contracts with any of its employees not expressly terminable at will or any collective bargaining agreements covering any of its employees. Further, neither the Company nor any Subsidiary has policies, procedures or handbooks providing for other than at-will employment. Neither the Company nor any Subsidiary is aware that any of their respective employees has plans to terminate his or her employment relationship with the Company or any Subsidiary nor does the Company or any Subsidiary have a present intention to terminate the employment of any employee. To the Company’s Knowledge, none of the current or former officers or other key employees of the Company or any Subsidiary have been arrested or convicted of any felony and no such person has declared bankruptcy nor has any such person been an officer or director of any company or other organization that has declared bankruptcy. Except as contemplated in the Transaction Documents, neither the Company nor any Subsidiary has liabilities to employees arising from deferred compensation. Except as described in Section 3.11 of the Disclosure Schedule, neither the Company nor any Subsidiary contributes to or participates in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, other than a medical benefit plan with respect to which the Company or any Subsidiary has made all required contributions and has complied with all applicable laws. To the Company’s Knowledge, none of its or the Subsidiaries’ current or former officers, directors, consultants or employees is currently, has in the past, or has plans in the future, to engage in a line of business which is competitive with the Company or any Subsidiary.

3.12 Compliance. Neither the Company nor any Subsidiary (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or such Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, (i) its Constituent Document, or (ii) any Contract (whether or not such default or violation has been waived), (b) is in violation of any order of any Regulatory Authority, or (c) is or has been in violation of any statute, rule or regulation of any Regulatory Authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.13 Regulatory Permits. The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate Regulatory Authority necessary to conduct their respective businesses (“Material Permits”), except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.14 Title to Assets.

(a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, the Company and each Subsidiary is the legal and equitable owner of all right, title and interest in, and has good and valid title to, all of its owned properties and assets, free and clear of all Liens. The assets owned or leased by the Company and its Subsidiaries constitute all of the assets necessary for and used by the Company and its Subsidiaries to carry on their respective businesses as currently conducted and as proposed to be conducted.

(b) With respect to personal properties and assets that are leased, the Company or one of its Subsidiaries has a valid leasehold interest in such properties and assets and all such leases are in full force and effect and, to the Company’s Knowledge, constitute valid and binding obligations of the other party(ies) thereto. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in violation of any of the terms of such lease, the violation of which would constitute a Company Material Adverse Effect.

3.15 Intellectual Property.

(a) Except as set forth in Section 3.15(a) of the Disclosure Schedule, the Company and each Subsidiary owns, is exclusively licensed or otherwise possesses the rights to use and license, subject to any existing licenses or other grants of rights to third parties pursuant to agreements filed as exhibits to the Company’s SEC Reports, all Intellectual Property as is necessary to conduct its business as presently conducted and as proposed to be conducted (collectively, the “Company Intellectual Property Rights”).

(b) To the Company’s Knowledge, all of the patents, registered trademarks or copyrights included in the Company Intellectual Property Rights owned or controlled by the Company or any Subsidiary are valid and enforceable. There are no Proceedings that cause or would cause any patents, registered trademarks or copyrights included in the Company Intellectual Property Rights owned or purported to be owned by, the Company or any Subsidiary to be invalid or unenforceable, or that challenge the Company’s rights therein and, to the Company’s Knowledge, there are no such Proceedings with respect to any licensed Company Intellectual Property Rights. To the Company’s Knowledge, there are no facts or prior art that cause or would cause any patents, registered trademarks or copyrights included in the Company Intellectual Property Rights owned or purported to be owned by, or licensed to, the Company or any Subsidiary to be invalid or unenforceable. All necessary registration, maintenance and renewal fees in respect of the issuances and registrations of, and applications for the Company Intellectual Property Rights owned or purported to be owned by the Company or any Subsidiary, have been paid and all necessary documents and certificates have been filed with the relevant Regulatory Authority for the purpose of maintaining such Company Intellectual Property Rights. To the Company’s Knowledge, all necessary registration, maintenance and renewal fees in respect of the issuances and registrations of, and applications for the licensed Company Intellectual Property Rights, have been paid and to the Company’s Knowledge, all necessary documents and certificates have been filed with the relevant Regulatory Authority for the purpose of maintaining such Company Intellectual Property Rights. No act has been done or omitted to be done by the Company or any Subsidiary which has, had or would have the effect of impairing or dedicating to the public, or entitling any third party to cancel, forfeit, modify or consider abandoned, any Company Intellectual Property Rights, or give any third party any rights with respect thereto.

(c) Neither the Company nor any Subsidiary is in breach in any material respect of any license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties material to the conduct of the business of the Company or any Subsidiary (the “Third Party Intellectual Property Rights”).

(d) Except as set forth in Section 3.24(d) of the Company’s Disclosure Schedule, the Company has not been named as a defendant in any Proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right. The Company has not as of the date of this Agreement received any written notice of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right.

(e) To the Company’s Knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any Company Intellectual Property Rights.

(f) All rights of the Company in and to the Company Intellectual Property Rights will be unaffected by the transactions contemplated by the Transaction Documents. The Company is not subject to any judgment with respect to, nor has it entered into or is it a party to any Contract which restricts or impairs the use of, any Company Intellectual Property Rights.

(g) To the Knowledge of the Company, (i) no Company Intellectual Property Rights misappropriates, violates or conflicts with, or has misappropriated, violated or conflicted with the Intellectual Property of any third party, (ii) no services or products sold or currently contemplated for sale by the Company or any Subsidiary, are infringing any issued patents owned by any third party or would infringe a claim in a published patent application owned by a third party if any such published patent application becomes an issued patent containing such claim, and (iii) none of the activities presently being conducted or planned to be conducted by the Company or any Subsidiary is infringing or will infringe the issued patents of any third party or would infringe a claim in any published patent application owned by a third party if any such published patent application becomes an issued patent containing such claim. No demand, claim, notice, inquiry or threat of action by any third party regarding the violation or infringement by Company or any Subsidiary of any Intellectual Property of any third party has occurred or is currently outstanding.

(h) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Intellectual Property and no demand, claim, notice, inquiry or threat of action has been asserted in writing and to the Knowledge of the Company, no inquiry or threat of action has been orally asserted, in each case, by any third party with respect to the validity or enforceability of, or the Company’s or any Subsidiary’s ownership of or right to use, any Company Intellectual Property Rights owned or purported to be owned by the Company or any Subsidiary. No Proceedings in which the Company alleges that any third party is infringing or otherwise violating any Company Intellectual Property Rights are pending, and none have been served by, instituted or asserted by the Company. To the Knowledge of the Company, no third party is infringing the Company Intellectual Property Rights.

(i) To the Knowledge of the Company, all trade secrets of the Company and the Subsidiaries have been maintained in confidence in accordance with the protection procedures customarily used by comparable companies in the same industry as the Company and the

Subsidiaries to protect rights of like importance. All Company and Subsidiary personnel who have contributed to or participated in the conception or development of any Company Intellectual Property Rights have executed and delivered to the Company a confidentiality agreement restricting such Person’s right to disclose proprietary information of the Company. To the Knowledge of the Company, no Company and Subsidiary personnel have any claim against the Company or any Subsidiary in connection with such Person’s involvement in the conception and development of any Company Intellectual Property Rights and no such claim has been asserted or threatened in writing. To the Knowledge of the Company, none of the Company and Subsidiary personnel has any ownership interest in any patents for any device, process, design or invention of any kind now used or needed by the Company or any Subsidiary in the furtherance of its business operations, which patents have not been assigned to the Company or a Subsidiary, with such assignment duly filed in the United States Patent and Trademark Office (“PTO”) for recordation. All Company and Subsidiary personnel who have contributed to or participated in the conception and development of any Company Intellectual Property Rights owned by the Company or any Subsidiary, and/or any other Intellectual Property conceived and/or reduced to practice in the course of such Company and Subsidiary personnel’s employment at the Company or any Subsidiary, either (i) have been party to a “work-for-hire” arrangement or agreement with the Company or a Subsidiary, whether in accordance with applicable federal and state law, domestic or foreign, or otherwise, that has accorded the Company ownership of all tangible and intangible property rights thereby arising, or (ii) have executed appropriate instruments of assignment to the Company as assignee that have conveyed to the Company ownership of all tangible and intangible property thereby arising.

3.16 Insurance. The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that either it or the Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.17 Transactions With Affiliates. Except as described on page 45 of the Company’s 10-K under the heading “Certain Relationships and Related Transactions, and Director Independence,” no executive officer, director or, to the Company’s Knowledge, employee, stockholder or Affiliate of the Company or any Subsidiary, or any individual related by blood, marriage or adoption to any such individual, or entity in which such individual, directly or indirectly, owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) or has any material interest in any material property used by the Company or any Subsidiary.

3.18 Solvency. Following the consummation of the transactions contemplated hereby, (a) the fair saleable value of the Company’s and the Subsidiaries’ assets in an orderly liquidation exceeds the amount that will be required to be paid on or in respect of the Company’s and the Subsidiaries’ existing debts and other liabilities (including known contingent liabilities) as they mature; (b) the Company’s and the Subsidiaries’ assets (taken as a whole) do not constitute unreasonably small capital to carry on their respective businesses for the current fiscal year as now conducted and as proposed to be conducted including their respective capital needs taking into account the particular capital requirements of the businesses conducted by the Company and the Subsidiaries, and projected capital requirements and capital availability thereof; and (c) the current cash flow of the Company and the Subsidiaries, together with the proceeds the Company and the Subsidiaries would receive, were they to liquidate all of their respective assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts, or permit any Subsidiary to incur debts, beyond their respective ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of their respective debt).

3.19 Certain Fees. Except for the Placement Agent Fee no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.20 Listing and Maintenance Requirements. The Company’s ADR’s are duly listed for trading on the OTCBB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the ADRs on the OTCBB, including the applicable eligibility rules thereunder. The issuance and sale of the Ordinary Shares under the Transaction Documents, and the issuance of the Underlying Securities, does not contravene the rules and regulations of the OTCBB, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investor the Purchased Securities contemplated by Transaction Documents or to issue and deliver the Underlying Securities of Ordinary Shares upon exercise of the Purchased Securities.

3.21 Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Constituent Document or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Purchased Securities, and the issuance of the Underlying Securities, and the Investor’s ownership of the same.

3.22 Private Placement. To the Knowledge of the Company, neither the Company, any Subsidiary nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Purchased Securities by means of any form of general solicitation or advertising. None of the Company, any Subsidiary or any of their respective Affiliates or any Person acting on the Company’s or any Subsidiaries’ behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under the circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Purchased Securities contemplated hereby.

3.23 Going Concern. Assuming the consummation of the transactions contemplated hereby (after taking into account the proceeds received by the Company from the sale of the Purchased Securities), the Company has no Knowledge or reason to believe that the Company’s independent public accountants will issue an audit letter containing a “going concern” opinion in connection with the Company’s annual report on Form 10-K for the period ended December 31, 2009.

3.24 Contracts. Except as set forth in Section 3.24 of the Disclosure Schedule and for such contracts and agreements disclosed in the SEC Reports filed prior to the date hereof (collectively, “Contracts”), neither the Company nor any Subsidiary is a party to or bound by any written or oral contract or agreement, except for those contracts or agreements which can be terminated by the Company or such Subsidiary on no more than 30 days notice without penalty or further expense and which do not exceed $10,000 in the aggregate. All of the Contracts are valid, binding and enforceable in accordance with their respective terms with respect to the Company or Subsidiary, as applicable, or, to the Company’s Knowledge, each other party thereto. The Company or the Subsidiary, as applicable, has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Contract. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or the Subsidiary, as applicable, under any Contract; neither the Company nor the Subsidiary has any present expectation or intention of not fully performing all such obligations; the Company has no Knowledge of any breach or anticipated breach by the other parties to any Contract; and neither the Company nor any Subsidiary is a party to any materially adverse Contract.

3.25 SEC Filings; Internal Controls.

(a) All required reports, prospectuses, forms, schedules, proxy statements or registration statements filed by the Company with the Commission since the Company’s inception are collectively referred to herein as the “SEC Reports”. Since January 1, 2000, the Company has filed on a timely basis all reports, prospectuses, forms, schedules, proxy statements or registration statements required to be so filed by the Company with the Commission. No Subsidiary of the Company is required to file any report, prospectus, form, schedule, proxy statement or registration statement with the Commission or any national securities exchange or quotation service.

(b) All SEC Reports, as of their respective filing dates (with respect to filings made under the Exchange Act) or as of the respective dates upon which such filings became effective (with respect to filings made under the Securities Act), complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

(c) Except as set forth in Section 3.25 of the Disclosure Schedule, none of the SEC Reports, as of their respective filing dates (with respect to filings made under the Exchange

Act) or as of the respective dates upon which such filing became effective (with respect to filings made under the Securities Act), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the Commission)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other of the SEC Reports.

(e) There are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls which could materially adversely affect the Company’s ability to record, process, summarize and report financial data. To the Company’s Knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.26 Taxes. The Company and each Subsidiary has prepared and timely filed all income and other tax returns, if any, that are required to be filed by or on behalf it, its respective business or assets, and has paid, or made provision for the payment of, all taxes that have become due and owing, including any assessment that has been or may be received from any taxing authority for the period through the date of this Agreement. There are no outstanding agreements by the Company or any Subsidiary for the extension of time for the assessment of any tax. None of the Company’s or any Subsidiary’s tax returns has been or, to the Company’s Knowledge, is now under audit or investigation by any tax authority. No deficiency assessment or proposed adjustment of the Company’s or any Subsidary’s taxes (if any) is pending, and the Company has no Knowledge of any proposed liability for any tax to be imposed upon the Company’s properties or assets for which there is not an adequate reserve reflected on the Balance Sheet.

3.27 Investment Company. Neither the Company nor any Subsidiary is, and neither one of them are an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.28 Foreign Corrupt Practice. None of the Company, any Subsidiary or any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his or her actions for, or on behalf of, the Company or any Subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate fund; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.29 Disclosure. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including, without limitation, the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, no event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company which has not been so publicly announced or disclosed.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as follows:

4.1 Organization; Authority. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party has been duly authorized by all necessary corporate, partnership, limited liability company or other applicable like action, on the part of the Investor. This Agreement and each other Transaction Document to which the Investor is a party has been duly executed and delivered by the Investor and will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, subject to Enforceability Exceptions.

4.2 Investment Intent. The Investor is acquiring the Purchased Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Purchased Securities or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Purchased Securities, the Underlying Securities or any part thereof in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Purchased Securities or the Underlying Securities for any period of time.

4.3 Investor Status; Experience. The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor has substantial experience in evaluating and investing in private placement transactions of securities and the Investor acknowledges that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor is aware that its purchase of the Purchased Securities involves substantial risk and the Investor represents that it is in a financial position to bear the economic risk of a loss of the investment.

4.4 General Solicitation. The Investor is not purchasing the Purchased Securities as a result of any advertisement, article, notice or other communication regarding the Purchased Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.5 Purchased Securities Not Registered; No Public Market. The Investor understands and acknowledges that the offering of the Purchased Securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act.

ARTICLE V.

OTHER AGREEMENTS OF THE PARTIES

5.1 Restrictive Legends.

(a) The Purchased Securities and the Underlying Securities (collectively, the “Securities”) may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in the legend contained in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(b) Certificates evidencing the Securities will contain the following (or substantially similar) legend, until such time as they are not required under Section 5.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. SUBJECT TO APPLICABLE LAW, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

(c) Subject to applicable law, certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 5.1(b)): (i) while a Registration Statement covering the resale of such securities is effective under the Securities Act, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) provided in the case of (ii), however, that the beneficial owner of the Securities is not an Affiliate of the Company.

Following such time as restrictive legends are no longer required for any reason to be placed on certificates representing Securities, the Company will, not later than five Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing such Securities containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends.

5.2 Furnishing of Information. As long as the Investor owns Securities and the Company is subject thereto, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell such Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

5.3 Securities Laws Disclosure; Publicity. Within the time required by the Exchange Act and the regulations thereunder following the Closing Date, the Company shall issue a press release disclosing the transactions contemplated (including the resignations of certain of the Company’s officers and directors) hereby and file with the Commission a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the OTCBB. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than the Registration Statement filed pursuant to the Registration Rights Agreement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or the OTCBB, without the prior written consent of the Investor, except to the extent such disclosure is required by law or OTCBB regulations, in which case the Company shall provide the Investor with prior notice of such disclosure, which such notice, shall not, however, under the circumstances, be an implied request for the Investor’s consent.

5.4 Blue Sky Filings. The Company shall file all applicable federal and state securities laws filings required in connection with the sale of the Purchased Securities.

5.5 Indemnification of the Investor. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify, defend and hold harmless up to the amount of the Purchase Price the Investor and each of its directors, officers, managers, stockholders, partners, members, employees and agents, and each of their respective successors and assigns (each, an “Investor Party”) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities (whether absolute, accrued, contingent or otherwise), costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys’ fees and expenses (collectively, “Losses”), asserted against, imposed upon or incurred by any Investor Party or any member thereof, directly or indirectly, by reason of or resulting from or relating to the breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, any Transaction Document, any schedule hereto or thereto or in any other agreement or certificate delivered by or on behalf of the Company pursuant to this Agreement, any Transaction Document or in connection with any transaction contemplated hereby or thereby, regardless of whether such Losses arise as a result of the negligence, strict liability or any other liability imposed under any theory of law or equity, or violation of any law by, the Company or any of its Affiliates, or their respective officers, employees, agents or consultants. If and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable law. Such contribution shall be determined upon taking into account the relative benefits and relative fault of the parties hereto.

5.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information in regard to the Company, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

5.7 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security of the Company that would be integrated with the offer or sale of the Purchased Securities in a manner that would require the registration under the Securities Act of the sale of the Purchased Securities to the Investor.

5.8 Reservation of Ordinary Shares; Exchange of ADRs. The Company shall maintain a reserve from its duly authorized Ordinary Shares for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized Ordinary Shares are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares. The Company will take such actions and do all things reasonably necessary or appropriate to assist the Investor in exchanging any Underlying Securities for ADRs.

5.9 Directional Matters. Within the two-week period following the Closing, the Company will use its commercially reasonable efforts to complete its evaluation of medical isotope production.

5.10 Additional Covenants.

(a) So long as the Investor or any of its successors, assigns and transferees holds Securities, the Company will, and will cause each Subsidiary to:

(i) the Company shall comply, and shall cause each Subsidiary to comply, with all applicable laws;

(ii) at all times cause to be done all things necessary to maintain, preserve and renew its and its Subsidiary’s corporate existence and all Material Permits necessary to the conduct of its and the Subsidiaries’ businesses;

(iii) promptly pay, or cause to be paid, when due, all liabilities (including taxes) of the Company and each Subsidiary (other than those which are being contested in good faith and for which adequate reserves have been made);

(iv) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business as the Company and the Subsidiaries;

(v) at all times cause to be done all things necessary to maintain, preserve and protect Company Intellectual Property Rights; and

(vi) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its and the Subsidiaries’ financial statements for all such proper reserves as in each case are required in accordance with GAAP.

(b) So long as the Investor or any of its successors, assigns and transferees holds Securities, the Company will not, and will not cause or permit any Subsidiary to:

(i) authorize or issue any capital stock or any option, warrant, put, call, note, bond, debenture, or other right exercisable, convertible or exchangeable for the Company’s capital stock other than (A) shares of capital stock, options, warrants or other securities issued pursuant to the Senetek No. 1 Executive Share Option Scheme for Employees, the Senetek plc No. 2 Executive Share Option Scheme and the Company’s 2006 Equity Incentive Plan, as in effect as of the date of this Agreement or hereafter amended with approval of the Company’s Board of Directors and the Company’s stockholders, and (B) shares of capital stock issuable upon exercise or conversion of options, warrants or other rights outstanding as of the Closing and set forth in Section 3.7 of the Disclosure Schedule or issuable upon exercise or conversion of options, warrants or other rights issued pursuant to clause (A);

(ii) declare or pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock other securities or any warrants, options or other rights to acquire any such shares, units, interests or other securities;

(iii) incur any additional Indebtedness; or

(iv) create, incur or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any of its property or assets.

5.11 Information and Inspection Rights.

(a) Subject to Section 5.11(c) below, following the Closing Date, the Company will, and will cause each Subsidiary to, (a) maintain a standard system of accounting, established and administered in accordance with GAAP, (b) prepare all of its financial statements in accordance with GAAP, except that interim financial statements may lack footnotes normally contained therein and will be subject to normal year-end audit adjustments, and (c) furnish to the Investor and each of the Investor’s successors, assigns and transferees if and for so long as such person or entity holds Securities:

(i) within 90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company as of the end of such fiscal year and the related audited statements of income, stockholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants;

(ii) within 45 days after the end of each fiscal quarter of the Company, an unaudited consolidated balance sheet of the Company as of the end of such fiscal quarter and the related unaudited statements of income, and cash flows for the fiscal quarter then ended, prepared in accordance with GAAP and certified by the Chief Financial Officer of the Company;

(iii) promptly, following its receipt, delivery or other notice thereof, as the case may be (A) copies of pleadings or other written notice of any claim or litigation, pending or threatened, by or against the Company or any Subsidiary, (B) notice of any breach of or default under any material contract or commitment of the Company or any Subsidiary, or (C) the occurrence of an event which may reasonably be expected to cause a Material Adverse Effect;

(iv) not less than 30 days prior to the commencement of each fiscal year, an annual business plan, including a budget and detailed financial projections for the Company and the Subsidiaries, for each quarter during such period, all in reasonable detail, together with underlying assumptions and approved by a majority of the Board of Directors;

(v) with reasonable promptness, such other notices, information and data as the Company’s Board or Directors in its reasonable good faith judgment, deems material to its business or operations;

(vi) copies of any documents or data furnished to the Company’s shareholders regarding the Company or its affairs, simultaneously with the furnishing of such documents or data to such shareholders; and

(vii) any other information reasonably requested by any such holder.

(b) Subject to Section 5.11(c) below, the Company will permit any holder of Securities, its employees, counsel and other authorized representatives, to visit and inspect any of the properties of the Company or any Subsidiary, including their respective books of account and other records (and make copies thereof and take extracts therefrom), and to discuss the Company’s and the Subsidiaries’ affairs, finances and accounts with the Company’s and the Subsidiaries’ officers, key employees and independent public accountants, all at such reasonable times during normal business hours and as often as such Person may reasonably request, upon reasonable prior notice to the Company.

(c) The rights of holders of Securities set forth in Sections 5.11(a) and (b) above shall be suspended during any period that the Company is subject to and in compliance with the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

ARTICLE VI.

TERMINATION

6.1 Termination. Unless the Company and the Investor deliver Joint Instruction to the Escrow Agent by 12 p.m. Eastern Standard Time on the 14th day following the Closing Date, (a) pursuant to the Escrow Agreement, the Escrow Agent will immediately release the funds held in escrow to the Investor, and (b) immediately following such disbursement of funds, this Agreement will terminate and be of no further force and effect.

6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement (other than this Section 6.2 and Section 5.5 which shall survive such termination) will forthwith become void, and there will be no liability on the part of any party hereto or any of their respective trustees, directors, officers, members or employees to the other and all rights and obligations of any party hereto will cease.

ARTICLE VII.

MISCELLANEOUS

7.1 Fees and Expenses. The Company shall pay the fees and expenses of its and the Investor’s legal counsel. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Purchased Securities under this Agreement.

7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed delivered (i) when received, if delivered by hand, (ii) one Business Day after being sent by nationally recognized overnight courier service, (iii) three Business Days after being sent by certified or registered mail, return receipt requested, or (iv) upon confirmed transmission when sent by facsimile or other electronic transmission if sent during normal business hours of the recipient and otherwise on the next Business Day (provided, that any facsimile or other electronic transmission is followed by delivery via another method permitted hereby), addressed:

If to the Company or any Subsidiary prior to the
Effective Date: Senetek plc	831A Latour Court Napa, California 94558 Attention: Frank J. Massino Tel: 707.226.3900 Fax: 707.259.6238 Email: frank@senetek.net

With a copy to:	DLA Piper LLP 1251 Avenue of the Americas New York, New York 10020-1104 Attention: William N. Haddad Tel: 212.335.4998 Fax: 212.884.8498 Email: william.haddad@dlapiper.com

If to the Company or any Subsidiary after the
Effective Date:	Senetek plc 301 Central Ave, #384 Hilton Head, South Carolina 29926 Attention: John Ryan Tel: 842.290.8930 Fax: 843.842.7248 Email: jryan@senetek.net

With a copy to:	DLA Piper LLP 1251 Avenue of the Americas New York, New York 10020-1104 Attention: William N. Haddad Tel: 212.335.4998 Fax: 212.884.8498 Email: william.haddad@dlapiper.com

If to an Investor:	DMRJ Group, LLC 152 West 57th Street, 4th Floor New York, New York 10019 Attention: David Levy Tel: 212.582.2222 Fax: 212.582.2424 Email: dlevy@platinumlp.com

With a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 Attention: Dan DeWolf, Esq. Tel: 212.935.3000 Fax: 212.983.3115 Email: ddewolf@mintz.com or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7.3. Any notice given by means other than as set forth above shall be deemed effective upon receipt.

7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities.

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.5 as to each Investor Party.

7.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced non-exclusively in the state and federal courts sitting in New York, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF EITHER PARTY SHALL COMMENCE A PROCEEDING TO ENFORCE ANY PROVISIONS OF A TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEY’S FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH PROCEEDING.

7.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Purchased Securities and shall in no way be affected by any investigation of the subject matter hereof made by or on behalf of the Investor.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that parties hereto need not sign the same counterpart. In the event that any signature is delivered by pdf., facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12 Replacement of Securities. If any certificate or instrument evidencing any Purchased Securities or Underlying Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities. If a replacement certificate or instrument evidencing any Purchased Securities or Underlying Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Ordinary Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Ordinary Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in the Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

7.16 Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonable requested by the other parties hereto to effectuate the purposes of this Agreement.

[The remainder of the page left intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first written above.

SENETEK PLC

By:
Name:	William O’Kelly
Title:	Chief Financial Officer

By:
Name:	Anthony Williams
Title:	Vice-Chairman of the Board

DMRJ GROUP, LLC
By: Platinum Partners Value Arbitrage Fund L.P., its Managing Member

By:
Name:	David Levy
Title:	Manager

EXHIBIT A

Form of Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Consulting Agreement

EXHIBIT D

Form of Escrow Agreement

EXHIBIT E

Form of Security Agreement

EXHIBIT F

Skin Care Business

All skin care formulations on file at the Company (e.g., the formulations for Allercreme, Pyratine, 4HBAP, etc.).

All product inventory for Pyratine-6, Pyratine XR 4OHBAP, AK801, FC102, PA100 and Allercreme, including finished products, raw materials, work in progress and packaging components.

All sales material for Pyratine-6 and Pyratine XR product line.

All testing data for all skin care products conducted at various sites, including the Dermatology Department at the University of California at Irvine, RCTS Laboratories in Texas, Senetek Aps Labs in Aarhus, Denmark, the Company’s labs in Oloumoc, Czech Republic, Polish Academy of Sciences in Poznan, Poland.

All publications on all skin care technologies.

The IEB (Institute of Experimental Botany) agreements between the Company and IEB and, to the extent provided under such agreement(s), rights to all known technologies and all future technologies developed at IEB.

The Polish Academy of Sciences Agreement for Furfuryl Cytosine and Phoretamide and, to the extent provided under such agreement, the rights to all known skin care technologies and all future technologies at said Academy.

The agreement with U.S. International Trading Corporation.

All lab equipment at the Company’s labs in Oloumoc, Czech Republic.

ACT software database and contact program.

To the extent used by the Company or a Subsidiary exclusively with respect to any of the above assets, (a) all tangible personal property, including all items of machinery, equipment, vehicles, furniture and fixtures, (b) deposits, prepaid expenses or claims for refunds, (c) $15,000 of accounts receivable, (d) files, books and records and reports (whether in hardcopy, electronic or other media), including those relating to customers, suppliers and the agreements with IEB, the Polish Academy of Sciences and U.S. International Trading Corporation referenced above, (e) to the extent assignable, licenses, authorizations and permits issued by any governmental or regulatory authority, (f) the trademarks and domains listed below, (g) the patents referenced under the heading “IP Owned—Skincare” in Section 3.15 of the Disclosure Schedule, and (h) all trade secrets, procedural and operational manuals, proprietary information, technical information, source documents, and “know how,” and (i) advertising materials.

1 Lenova laptop

1 Dell computer

1 Xerox printer

1 fax machine

Domains Owned
ALLERCREME.US	PROCURAATC.NET	PYRATINE-6.NET
ALLERCREME.NET	PROCURAATC.ORG	PYRATINE-6.ORG
ALLERCREME.ORG	PROCURAATC.US	PYRATINE-6.US
ALLERCREME.US	PROCURASKINCARE.BIZ	PYRATINE-6.WS
KINDERM.NET	PROCURASKINCARE.COM	PYRATINE-9.COM
KINEDERM.ORG	PROCURASKINCARE.INFO	PYRATINE9.BIZ
KINEDERM.INFO	PROCURASKINCARE.NET	PYRATINE9.COM
KINEDERM.BIZ	PROCURASKINCARE.ORG	PYRATINE9.INFO
KINEDERM.US	PROCURASKINCARE.ORG.UK	PYRATINE9.NET
KINETIN-PRO.BIZ	PROCURASKINCARE.US	PYRATINE9.ORG
KINETIN-PRO.COM	PYRATINE.ASIA	PYRATINE-XR.ASIA
KINETIN-PRO.INFO	PYRATINE.BIZ	PYRATINE-XR.CN
KINETIN-PRO.NET	PYRATINE.CO.IN	PYRATINE-XR.CO.IN
KINETIN-PRO.ORG	PYRATINE.COM	PYRATINE-XR.CO.UK
KINETIN-PRO.US	PYRATINE.COM.MX	PYRATINE-XR.COM
KINETIN.BIZ	PYRATINE.DE	PYRATINE-XR.COM.CN
KINETIN.COM	PYRATINE.ES	PYRATINE-XR.COM.ES
KINETIN.INFO	PYRATINE.IN	PYRATINE-XR.COM.MX
KINETIN.NET	PYRATINE.INFO	PYRATINE-XR.DE
KINETIN.ORG	PYRATINE.JP	PYRATINE-XR.ES
KINETIN.US	PYRATINE.NET	PYRATINE-XR.IN
KINETINPLUS.BIZ	PYRATINE.NL	PYRATINE-XR.INFO
KINETINPLUS.COM	PYRATINE.ORG	PYRATINE-XR.JP
KINETINPLUS.INFO	PYRATINE.US	PYRATINE-XR.NET
KINETINPLUS.NET	PYRATINE.WS	PYRATINE-XR.ORG
KINETINPLUS.ORG	PYRATINE6.ASIA	PYRATINE-XR.US
KINETINPLUS.US	PYRATINE6.BIZ	PYRATINE-XR.WS
KINETINPRO.BIZ	PYRATINE6.CO.UK	PYRATINEXR.ASIA
KINETINPRO.COM	PYRATINE6.COM	PYRATINEXR.CN
KINETINPRO.INFO	PYRATINE6.COM.ES	PYRATINEXR.CO.IN
KINETINPRO.NET	PYRATINE6.COM.MX	PYRATINEXR.CO.UK
KINETINPRO.ORG	PYRATINE6.DE	PYRATINEXR.COM
KINETINPRO.US	PYRATINE6.ES	PYRATINEXR.COM.CN
PHYSICIANCLINICALSUPPLIES.COM	PYRATINE6.IN	PYRATINEXR.COM.ES
PHYSICIANCLINICALSUPPLIES.NET	PYRATINE6.INFO	PYRATINEXR.COM.MX
PROCURA.ASIA	PYRATINE6.JP	PYRATINEXR.DE
PROCURA.CO.IN	PYRATINE6.ORG	PYRATINEXR.ES
PROCURA.COM.MX	PYRATINE6.US	PYRATINEXR.IN
PROCURA.IN	PYRATINE6.WS	PYRATINEXR.INFO
PROCURA.JP	PYRATINE-6.ASIA	PYRATINEXR.JP
PROCURA.NET.CN	PYRATINE-6.CO.IN	PYRATINEXR.NET
PROCURA.ORG.UK	PYRATINE-6.CO.UK	PYRATINEXR.ORG
PROCURA.US	PYRATINE-6.COM	PYRATINEXR.US
PROCURA.WS	PYRATINE-6.COM.MX	PYRATINEXR.WS
PROCURAATC.BIZ	PYRATINE-6.DE
PROCURAATC.COM	PYRATINE-6.ES
PROCURAATC.INFO	PYRATINE-6.IN
PYRATINE-6.INFO
PYRATINE-6.JP

Trademarks Owned
AGE DEFIANT	HA COMPLEX	PROCURA-ATC
ALLERCREME	HERBAL RENEWAL	PYRATINE
AT THE COUNTER	HYPO-ACNEGENIC	PYRATINE-6
ATC	KINEDERM	PYRATINE-XR
CARME	PROCURA	REFLECTA

EXHIBIT G

Estimated Flow of Funds

Purchase Price		$3,000,000

Less Disbursements:
Acquirer of the Skin Care Business		$1,800,000
Placement Agent Fee		125,000
Escrow Agent		2,500
Frank J. Massino		360,000
Mintz Levin (counsel to the Investor)		(TDB	)
DLA Piper LLP (counsel to the Company)		(TDB	)

Total Disbursements		(TDB	)

Net Amount to the Company	$	(TDB	)

Also on the Effective Date, the Company will pay $107,500 to William O’Kelly and $1,286,874 to Frank Massino.